Exhibit 10.2

Northern Minerals & Exploration (NMEX) Enters into Agreements to

Acquire Interests in Two Texas Oil and Gas Leases

Cisco, Texas - July 8, 2014 - Northern Minerals & Exploration Ltd. (OTCQB: NMEX) (“Northern Minerals” or the “Company”), www.northernmineralsexploration.com, is pleased to announce that it has taken its first step toward building oil & gas revenues from relatively conservative and lower risk joint ventures. The two joint venture acquisitions are located within management’s niche area of operations in Central Texas where our team has over 30 years experience in drilling, completing, acquiring and operating oil and gas wells. The following is a summary of these two projects:

Callahan County Shallow Oil Play: Northern has entered into an agreement to earn a 75% working interest in an oil and gas lease located in Callahan County, Texas. This lease has three existing fully equipped wells ready for placing into production. This lease also has one approved injection well plus eight (8) un-drilled potential locations. The acreage next to (directly adjoining) this lease has had 25 new wells drilled on it within the past three months. The principle target is the Cook/Hope sandstone formation at less than 500 feet, which is noted to have excellent porosity and permeability in the leased acreage.

Callahan/Eastland Mississippi Reef Play in a Multiple Pay Area: Northern has entered into an agreement to earn a 60% working interest in an oil & gas lease located near the Callahan and Eastland County line in Central Texas. This lease is situated in an area with several Mississippi Reef formation discoveries. One of these Mississippi Reef discovery wells in the immediate area has already produced over 128,000 barrels of oil and 140 MMCF of natural gas. Also, a number of notable historic Mississippi Reef discoveries have been located in the area using seismic surveys. Seismic surveys have been conducted on this leased acreage which the Company intend to utilize to identify possible drill targets. While the Mississippi Reef is the primary target, there are seven (7) other additional formations known to produce in the area of this acreage.

About the Company: Northern Minerals & Exploration Ltd. is a natural resource company focused on both domestic and international exploration and development projects. The Company is focused on building a solid cash flow from various low risk joint oil and gas ventures in Central Texas and exploration for gold and silver on the Winnemucca Mountain Property in Nevada.

Contact Information:	Northern Minerals & Exploration Ltd.
Email: info@northernmineralsexploration.com
Tel: (254)-442-2627

Forward Looking Statements: Some information in this press release constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," and similar expressions are intended to identify forward-looking statements. Forward looking statement include but are not limited to statements regarding current and future exploration plans and potential or anticipated exploration results in relation to the future plans and objectives of Northern Mineral & Exploration Ltd. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Northern Minerals & Exploration Ltd herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Northern Minerals & Exploration Ltd disclaims any obligation to update forward-looking statements contained in this press release, except as may be required by law.